UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 15, 2021

The Joint Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36724	90-0544160
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

16767 N. Perimeter Drive, Suite 110 Scottsdale, AZ 85260

(Address of principal executive offices)

Registrant’s telephone number, including area code: (480) 245-5960

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	JYNT	The NASDAQ Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        Compensatory Arrangements of Certain Officers

On April 15, 2021, the Company’s Board of Directors, upon the recommendation of the Compensation Committee of the Board of Directors, voted to increase the annual base salary of Jacob Singleton, the Company’s Chief Financial Officer, to $250,000, retroactive to March 8, 2021. No other changes were made to Mr. Singleton’s compensation package as set forth in the letter agreement dated November 6, 2018, as amended on March 3, 2020, which are filed as exhibits 10.28 and 10.30, respectively, to the Company’s Annual Reports on Form 10-K for the year ended December 31, 2020.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2021.

The Joint Corp.

By	/s/ Peter D. Holt
Peter D. Holt
President and Chief Executive Officer